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                                                                      EXHIBIT 11

                          DEAN WITTER, DISCOVER & CO.
                   COMPUTATION OF EARNINGS PER COMMON SHARE


                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                         1996          1995
                                                     ------------  ------------

Net Income                                           $      245.8    $    222.1
                                                     ============  ============

Average common shares outstanding, excluding
  the dilutive effects of stock options and
  unissued stock awards                                     167.6         169.3
                                                     ============  ============
Earnings per common share:
Primary dilution basis(1)

   Earnings per common share                         $       1.41  $       1.28
                                                     ============  ============
   Average common shares outstanding                        174.1         173.5
                                                     ============  ============
Full dilution basis(2)

   Earnings per common shares                        $       1.41  $       1.28
                                                     ============  ============
   Average common shares outstanding                        174.8         173.9
                                                     ============  ============

(1) Earnings per common share on a primary dilution basis for the quarters ended March 31, 1996 and 1995 was calculated using the weighted average price per share of the Company's common stock during the period, and included the dilutive effects of stock options and unissued stock awards under deferred compensation plans.

(2) Earnings per common share on a full dilution basis for the quarters ended March 31, 1996 and 1995 was calculated using the greater of the period-end price per share of the Company's common stock or the weighted average price per share of the Company's common stock during the period and included the dilutive effects of stock options and unissued stock awards under deferred compensation plans.